EXHIBIT 1.1


                   INVESCO UNIT TRUSTS, MUNICIPAL SERIES 1318

                                TRUST AGREEMENT

                              Dated: July 19, 2018

   This Trust Agreement among Invesco Capital Markets, Inc., as Depositor, The Bank of New York Mellon, as Trustee, ICE Securities Evaluations, Inc., as Evaluator, and Invesco Investment Advisers LLC, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Invesco Unit Trusts, Municipal Series, Effective for Unit Investment Trusts Established On and After December 4, 2012 (Including Invesco Unit Trusts, Municipal Series 1130 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   1. The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

   2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus
Part I for such Trust.

   3. The term "First Settlement Date" shall mean the date set forth in footnote 3 under "Summary of Essential Financial Information" in the Prospectus Part I for a Trust.

   4. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus Part I for a Trust.

   5. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus Part I for a Trust.

   6. All references in the Standard Terms and Conditions of Trust to "Standard and Poor's Securities Evaluations, Inc." are hereby changed to "ICE Securities Evaluations, Inc."

   7. All references in Section 3.05(f) of the Standard Terms and Conditions of Trust to distributions by mail are hereby deleted.

   8. The Depositor's annual compensation rate described in Section 3.15 and the Supervisor's annual compensation rate described in Section 4.01 collectively shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Supervisory, bookkeeping and administrative service fee" in the Prospectus Part I for a Trust.

   9. The Trustee's annual compensation as set forth under Section 7.04 shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for a Trust.

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                         INVESCO CAPITAL MARKETS, INC.

                            By: /s/ JOHN F. TIERNEY
                         -----------------------------
                                 Vice President


                        INVESCO INVESTMENT ADVISERS LLC

                            By: /s/ JOHN F. TIERNEY
                         -----------------------------
                     Vice President and Executive Director


                        ICE SECURITIES EVALUATIONS, INC.

                           By: /s/ FRANK A. CICCOTTO
                         -----------------------------
                President & Global Head, Securities Evaluations


                          THE BANK OF NEW YORK MELLON

                           By: /s/ JOANNA YEDREYESKI
                         -----------------------------
                                 Vice President





                         SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                   INVESCO UNIT TRUSTS, MUNICIPAL SERIES 1318


      [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus Part I for the Trust.]